EXHIBIT 99

COCA-COLA ENTERPRISES INC.	NEWS RELEASE
CONTACT:	Scott Anthony - Investor Relations (770) 989-3105 Laura Asman - Media Relations (770) 989-3023

FOR IMMEDIATE RELEASE

COCA-COLA ENTERPRISES INC. TO WEBCAST
2005 OUTLOOK CONFERENCE CALL

ATLANTA, December 7, 2004 – Coca-Cola Enterprises today announced it will release its outlook for 2005 before the market opens on Thursday, December 16. The company will host a conference call at 10:00 a.m. ET that morning.

The company will webcast the conference call via its internet site at www.cokecce.com. A replay of the presentation will be available at this site later that day.

Coca-Cola Enterprises Inc. (NYSE: CCE) is the world’s largest marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment. Coca-Cola Enterprises sells approximately 80 percent of The Coca-Cola Company’s bottle and can volume in North America and is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, and the Netherlands.

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